Exhibit 5.1

May 27, 2011

Primoris Services Corporation

2100 McKinney Avenue

Suite 1500

Dallas, Texas 75201

Re:  Primoris Services Corporation

Gentlemen:

We have acted as counsel to Primoris Services Corporation, a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-3 (the “Registration Statement”) to be filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”).  The Company has provided us with a prospectus (the “Prospectus”), which forms part of the Registration Statement.  The Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”).  The Registration Statement, including the Prospectus as supplemented from time to time by one or more Prospectus Supplements, relates to the offer and sale by the selling stockholders identified in the Registration Statement (the “Selling Stockholders”) from time to time, pursuant to Rule 415 under the Securities Act, of an aggregate of 9,072,048 shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company (the “Shares”).

In connection with this opinion, we have examined and relied upon originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.  As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently sought to verify such matters.

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

In addition, in connection with rendering the opinions set forth below, we have assumed that:

(a) the Certificate of Incorporation and Bylaws of the Company, each as amended through the date hereof, will not have been further amended in any manner that would affect any legal conclusion set forth herein;

(b) the consideration paid for any shares of Common Stock comply with Section 153(a) of the Delaware General Corporation Law (the “DGCL”) or any successor provision;

(c) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective;

(d) a Prospectus Supplement will have been prepared and filed with the Securities and Exchange Commission (the “Commission”) describing the Selling Stockholder Shares offered thereby;

(e) all Shares will be offered and sold in compliance with applicable federal and state securities or “blue sky” laws and in the manner specified in the Registration Statement and the applicable Prospectus Supplement;

(f) with respect to Shares to be offered through an agent, underwriter or dealer or to or through a market maker, the form, terms and conditions of a definitive purchase, placement, agency, underwriting or similar agreement with respect to such Shares , the form, terms and conditions of a definitive purchase agreement with respect to such Shares (such agreement with respect to any offering of Shares , the “Definitive Agreement”), will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and

(g) certificates representing shares of Common Stock will have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations will have been made in the share register of the Company, in each case in accordance with the provisions of the Company’s Certificate of Incorporation and Bylaws.

Our opinion herein is expressed solely with respect to the federal laws of the United States, the Delaware General Corporation Law (including the statutory provisions and all applicable provisions of the Delaware Constitution and the reported judicial cases interpreting those laws currently in effect).  Our opinion is based on these laws as in effect on the date hereof.  We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that the Shares have been duly authorized, and are legally issued, fully paid and non-assessable.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement.  In giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement or the prospectus, within the meaning of the term “expert,” as used in Section 11 of the Securities Act, or the rules and regulations promulgated thereunder, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder  This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Baker & Hostetler LLP

BAKER & HOSTETLER LLP